Alexander & Baldwin, Inc. Reports Third Quarter 2025 Results

HONOLULU, (October 30, 2025) /PRNewswire/—Alexander & Baldwin, Inc. (NYSE: ALEX) ("A&B" or "Company"), a Hawai‘i-based owner, operator and developer of high-quality commercial real estate in Hawai‘i, today announced net income available to A&B common shareholders of $14.3 million, or $0.20 per diluted share, and Commercial Real Estate ("CRE") operating profit of $22.7 million for the third quarter of 2025.
Q3 2025 Highlights
•Funds From Operations ("FFO") of $21.4 million, or $0.29 per diluted share
•FFO related to CRE and Corporate of $21.7 million, or $0.30 per diluted share
•CRE Same-Store Net Operating Income ("NOI") increased 0.6%
•Leased occupancy as of September 30, 2025, was 95.6%
•Comparable blended leasing spreads for the improved portfolio were 4.4%
•Advanced industrial development projects, with vertical construction underway for a build-to-suit facility at Maui Business Park and the groundbreaking of two new buildings at Komohana Industrial, which will add over 150,000 square feet ("sq. ft.") of gross leasable area ("GLA") upon completion.
•Executed a lease renewal with anchor tenant in Kailua Town subsequent to the quarter-end, achieving an 11% lease renewal spread.
Lance Parker, president and chief executive officer, stated: "We are pleased that overall third-quarter results exceeded expectations, and we remain confident in our full-year outlook. As a result, we are raising FFO guidance for the year. Our commercial real estate portfolio performed in line with expectations in the quarter. In addition, we executed a key lease renewal in Kailua Town, reinforcing continued leasing strength. We also advanced construction on two industrial projects, positioning us well for future growth. With increasing momentum in Hawai‘i’s investment market, we are encouraged by both internal and external growth opportunities."
Consolidated Financial Results for Q3 2025
Below is a summary of select consolidated financial results.

(dollars in thousands, except per share data)	Three Months Ended September 30,
	2025	2024
Net income (loss) available to A&B common shareholders	$14,337	$18,998
Diluted earnings (loss) per share available to A&B shareholders	$0.20	$0.26

(dollars in thousands, except per share data)	Three Months Ended September 30,
	2025	2024
FFO	$21,409	$28,230
FFO per diluted share	$0.29	$0.39
FFO per share related to CRE and Corporate	$0.30	$0.28

Selling, general and administrative expense	$6,083	$7,436

CRE Financial Results for Q3 2025
Below is a summary of select CRE financial results.

(dollars in thousands)	Three Months Ended September 30,
	2025	2024
CRE operating revenue	$50,213	$49,381
CRE operating profit	$22,719	$22,829

Same-Store NOI	$31,916	$31,731
Same-Store NOI Growth	0.6%	4.1%

CRE Operating Results for Q3 2025
•During the third quarter of 2025, the Company executed 49 improved-property leases totaling approximately 163,800 sq. ft. of GLA, representing $3.3 million of annualized base rent.
•Comparable leasing spreads across the improved property portfolio were 4.4% for the third quarter of 2025, which included 2.4% for retail and 6.0% for industrial spaces.
•Select occupancy data for the quarters ended September 30, 2025, June 30, 2025, and September 30, 2024, are presented below:

	September 30, 2025	June 30, 2025	September 30, 2024	Change from prior quarter	Change from prior year
Leased Occupancy
Total leased occupancy	95.6%	95.8%	94.0%	(20) bps	160 bps
Retail portfolio occupancy	95.5%	95.4%	92.9%	10 bps	260 bps
Industrial portfolio occupancy	97.5%	98.2%	97.4%	(70) bps	10 bps
CRE Investment Activity for Q3 2025
•During the third quarter of 2025, the Company recognized selling profit of $2.6 million in connection with a tenant exercising its option to purchase three subdivided units at Kaka‘ako Commerce Center, a six-story industrial property. At the time of the exercise, the tenant was leasing two of the three subdivided units it committed to purchase. The sale of the three subdivided units is expected to close in the first quarter of 2026.
•Advanced expansion of Komohana Industrial Park with the commencement of vertical construction of two new buildings totaling 121,000 sq. ft. of GLA. The buildings include a 91,000-square-foot build-to-suit distribution center that is pre-leased to Lowe's and a 30,000-square-foot speculative building. Construction is scheduled to be completed in the fourth quarter of 2026.
•Construction continues on schedule for the 29,550-square-foot warehouse and distribution center at Maui Business Park. The single-tenant building features 32-foot clear height and can accommodate up to 14 dock-high loading bays. The facility is pre-leased and is expected to be placed in service in the first quarter of 2026.
Balance Sheet, Capital Markets Activities, and Liquidity
•As of September 30, 2025, the Company had total liquidity of $284.3 million, consisting of cash on hand of $17.3 million and $267.0 million available on its revolving line of credit.
•Net Debt to Trailing Twelve Months ("TTM") Consolidated Adjusted EBITDA was 3.5 times as of September 30, 2025, with TTM Consolidated Adjusted EBITDA of $129.4 million for the twelve months ended September 30, 2025.
Dividend
•The Company paid a third quarter 2025 dividend of $0.2250 per share on October 7, 2025.
•Consistent with historical practice, the Company's Board of Directors plans to declare a fourth quarter 2025 dividend in December 2025, with payment in January 2026.

2025 Full-Year Guidance
The Company increased its outlook for 2025 as follows.

	2025 YTD Actual	Current	Previous
Net Income (Loss) available to A&B common shareholders per diluted share	$0.84	$0.95 to $1.00	$0.91 to $0.96
FFO per diluted share	$1.14	$1.36 to $1.41	$1.35 to $1.40
FFO per share related to CRE and Corporate	$0.88	$1.13 to $1.17	$1.12 to $1.16
CRE Same-Store NOI growth %	3.3%	3.4% to 3.8%	3.4% to 3.8%

ABOUT ALEXANDER & BALDWIN
Alexander & Baldwin, Inc. (NYSE: ALEX) (A&B) is the only publicly-traded real estate investment trust to focus exclusively on Hawai‘i commercial real estate and is the state's largest owner of grocery-anchored, neighborhood shopping centers. A&B owns, operates and manages approximately 4.0 million square feet of commercial space in Hawai‘i, including 21 retail centers, 14 industrial assets, and four office properties, as well as 146 acres of ground lease assets. Over its 155-year history, A&B has evolved with the state's economy and played a leadership role in the development of the agricultural, transportation, tourism, construction, residential and commercial real estate industries.

Learn more about A&B at www.alexanderbaldwin.com.

Investor Contact:
Clayton Chun
(808) 525-8475
investorrelations@abhi.com

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
SEGMENT DATA & OTHER FINANCIAL INFORMATION
(amounts in thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Segment Operating Revenue:
Commercial Real Estate[1]	$50,213	$49,387	$151,987	$147,496
Land Operations	35	12,563	3,701	26,716
Total segment operating revenue	50,248	61,950	155,688	174,212
Operating Profit (Loss):
Commercial Real Estate[1]	22,719	22,829	68,350	67,421
Land Operations[2]	(298)	7,881	18,458	15,980
Total operating profit (loss)	22,421	30,710	86,808	83,401
Gain (loss) on commercial real estate transactions	2,556	—	6,659	—
Interest expense	(5,959)	(5,680)	(17,617)	(17,119)
Corporate and other expense	(4,567)	(5,651)	(15,053)	(14,833)
Income (Loss) from Continuing Operations Before Income Taxes	14,451	19,379	60,797	51,449
Income tax benefit (expense)	(75)	(75)	24	(174)
Income (Loss) from Continuing Operations	14,376	19,304	60,821	51,275
Income (loss) from discontinued operations, net of income taxes	(39)	(300)	77	(3,181)
Net Income (Loss)	$14,337	$19,004	$60,898	$48,094

Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.20	$0.27	$0.84	$0.71
Discontinued operations available to A&B shareholders	—	(0.01)	—	(0.05)
Net income (loss) available to A&B shareholders	$0.20	$0.26	$0.84	$0.66

Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.20	$0.27	$0.84	$0.70
Discontinued operations available to A&B shareholders	—	(0.01)	—	(0.04)
Net income (loss) available to A&B shareholders	$0.20	$0.26	$0.84	$0.66

Weighted-Average Number of Shares Outstanding:
Basic	72,757	72,630	72,728	72,597
Diluted	72,947	72,817	72,871	72,718

Amounts Available to A&B Common Shareholders:
Continuing operations available to A&B common shareholders	$14,376	$19,298	$60,821	$51,257
Discontinued operations available to A&B common shareholders	(39)	(300)	77	(3,181)
Net income (loss) available to A&B common shareholders	$14,337	$18,998	$60,898	$48,076
[1] Commercial Real Estate segment operating revenue and operating profit (loss) includes immaterial intersegment operating revenue, primarily from the Land Operations segment, that is eliminated in the consolidated results of operations.

[2] Land Operations segment operating profit (loss) includes immaterial intersegment operating expense, from the Commercial Real Estate segment, that is eliminated in the consolidated results of operations.

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands; unaudited)

	September 30,	December 31,
	2025	2024
ASSETS
Real estate investments
Real estate property	$1,671,663	$1,670,879
Accumulated depreciation	(275,799)	(255,641)
Real estate property, net	1,395,864	1,415,238
Real estate developments	41,556	46,423
Investments in sales-type leases, net of allowances (credit losses) of $44 as of September 30, 2025	23,694	—
Investments in real estate joint ventures and partnerships	5,907	5,907
Real estate intangible assets, net	26,917	31,176
Real estate investments, net	1,493,938	1,498,744
Cash and cash equivalents	17,294	33,436
Restricted cash	1,057	236
Accounts receivable, net of allowances (credit losses and doubtful accounts) of $1,479 and $1,701 as of September 30, 2025, and December 31, 2024, respectively	3,758	3,697
Operating lease right-of-use assets	15,436	148
Goodwill	8,729	8,729
Other receivables, net of allowances (credit losses) of $2,398 and $2,393 as of September 30, 2025, and December 31, 2024, respectively	6,983	16,696
Straight-line rent receivable	44,960	44,547
Investments in other joint ventures and partnerships	29,932	33,126
Prepaid expenses and other assets	27,708	31,073
Assets held for sale	7,424	—
Total assets	$1,657,219	$1,670,432

LIABILITIES AND EQUITY
Liabilities:
Notes payable and other debt	$475,231	$474,837
Accounts payable	8,944	4,529
Operating lease liabilities	15,262	123
Accrued post-retirement benefits	7,435	7,582
Refund liability	45,300	—
Deferred revenue	12,622	72,462
Accrued dividends	17,135	17,032
Real estate intangible liabilities, net	14,211	15,278
Accrued and other liabilities	49,516	75,046
Total liabilities	645,656	666,889
Equity:
Total shareholders' equity	1,011,563	1,003,543
Total liabilities and equity	$1,657,219	$1,670,432

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOWS
(amounts in thousands; unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash Flows from Operating Activities:
Net income (loss)	$60,898	$48,094
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
(Income) loss from discontinued operations	(77)	3,181
Depreciation and amortization	28,912	26,979
Provision for (reversal of) credit losses	44	(628)
(Gain) loss on commercial real estate transactions	(6,659)	—
(Gain) loss on disposal of assets and settlements, net	(11,763)	(2,148)
Impairment of assets and equity method investment	406	—
(Gain) loss on de-designated interest rate swap valuation adjustment	—	(3,675)
Share-based compensation expense	4,096	3,654
(Income) loss related to joint ventures, net of operating cash distributions	(3,206)	(3,062)
Changes in operating assets and liabilities:
Trade and other receivables	(358)	(611)
Prepaid expenses and other assets	(2,293)	(3,649)
Development/other property inventory	6,824	8,018
Accrued post-retirement benefits	(147)	(1,798)
Accounts payable	637	(1,188)
Refund liability	(10,000)	—
Accrued and other liabilities	(267)	2,225
Operating cash flows from continuing operations	67,047	75,392
Operating cash flows from discontinued operations	(91)	(1,718)
Net cash provided by (used in) operations	66,956	73,674
Cash Flows from Investing Activities:
Capital expenditures for acquisitions	—	(29,826)
Capital expenditures for property, plant and equipment	(37,068)	(11,878)
Proceeds from disposal of assets	3,412	41
Contributions to investments in joint ventures and partnerships	(155)	(158)
Distributions of capital and other receipts from investments in affiliates and other investments	3,383	974
Investing cash flows from continuing operations	(30,428)	(40,847)
Investing cash flows from discontinued operations	—	15,000
Net cash provided by (used in) investing activities	(30,428)	(25,847)
Cash Flows from Financing Activities:
Proceeds from issuance of notes payable and other debt	—	60,000
Payments of notes payable and other debt and deferred financing costs	(33,933)	(86,785)
Borrowings (payments) on line-of-credit agreement, net	33,000	35,000
Cash dividends paid	(49,327)	(48,822)
Repurchases of common stock and other payments	(1,589)	(2,818)
Financing cash flows from continuing operations	(51,849)	(43,425)
Net cash provided by (used in) financing activities	(51,849)	(43,425)

Cash, Cash Equivalents, and Restricted Cash
Net increase (decrease) in cash, cash equivalents, and restricted cash	(15,321)	4,402
Balance, beginning of period	33,672	13,753
Balance, end of period	$18,351	$18,155

USE OF NON-GAAP FINANCIAL MEASURES
The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

NOI and Same-Store NOI

NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. Management believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only the contract-based income that is realizable (i.e., assuming collectability is deemed probable) and direct property-related expenses paid or payable in cash that are incurred at the property level, as well as trends in occupancy rates, rental rates and operating costs. When compared across periods, NOI can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-contract-based revenue (e.g., straight-line lease adjustments required under GAAP and amortization of lease incentives and favorable/unfavorable lease assets/liabilities); by non-cash expense recognition items (e.g., the impact of depreciation related to capitalized costs for improved properties and building/tenant space improvements, amortization of leasing commissions, or impairments); by non-cash income related to sales-type leases; or by other income, expenses, gains, or losses that do not directly relate to the Company's ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income and interest and other income (expense), net). Management believes the exclusion of these items from Commercial Real Estate operating profit (loss) is useful because it provides a performance measure of the revenue and expenses directly involved in owning and operation real estate assets. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
NOI represents total Commercial Real Estate contract-based operating revenue that is realizable (i.e., assuming collectability is deemed probable) less the direct property-related operating expenses paid or payable in cash. The calculation of NOI excludes the impact of depreciation and amortization (e.g., depreciation related to capitalized costs for improved properties, other capital expenditures for building/area improvements and tenant space improvements, as well as amortization of leasing commissions); straight-line lease adjustments; non-cash income related to sales-type leases; amortization of favorable/unfavorable lease assets/liabilities; lease termination income; interest and other income (expense), net; selling, general, administrative and other income and expenses (not directly associated with the property); and impairment of commercial real estate assets.
The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned, operated, and stabilized for the entirety of the prior calendar year and current reporting period, year-to-date. The Same-Store pool excludes properties under development, and properties acquired or sold during either of the comparable reporting periods. The Same-Store pool may also exclude properties that are fully or partially taken out of service for the purpose of redevelopment or repositioning. Management judgment is involved in the classification of properties for exclusion from the same-store pool when they are no longer considered stabilized due to redevelopment or other factors. Properties are moved into the Same-Store pool after one full calendar year of stabilized operation. Management believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).
To emphasize, the Company's methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies. Reconciliations of Commercial Real Estate operating profit to Commercial Real Estate NOI for the three and nine months ended September 30, 2025 and 2024, are as follows (in thousands):

	Three Months Ended September 30,
(amounts in thousands; unaudited)	2025		2024	Change
CRE Operating Profit	$22,719		$22,829	$(110)
Depreciation and amortization	9,592		8,932	660
Straight-line lease adjustments	(292)		(564)	272
Favorable/(unfavorable) lease amortization	(228)		(103)	(125)
Sales-type lease adjustments	(184)	—	—	(184)
Termination fees and other	(99)		8	(107)
Interest and other income (expense), net	(27)		(26)	(1)
Selling, general, and administrative	1,279		1,292	(13)
NOI	32,760		32,368	392
Less: NOI from acquisitions, dispositions, and other adjustments	(844)		(637)	(207)
Same-Store NOI	$31,916		$31,731	$185
Same-Store NOI % change				0.6%
The forward looking guidance included in this release includes certain forward-looking information, including CRE Same-Store NOI growth %, that is not presented in accordance with GAAP. In reliance on the exception in Item 10(e)(1)(i)(B) of Regulation S-K, we do not provide a quantitative reconciliation of such forward-looking CRE Same-Store NOI growth % amounts to the most directly comparable GAAP financial measure. These forward-looking same-store calculations include only activity from properties owned for comparable periods. We are unable, without unreasonable effort, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items, including but not limited to, (i) occupancy changes; (ii) terms for new and renewal leases; (iii) collections from tenants; and (iv) other nonrecurring/unplanned income or expense items. These items are inherently uncertain and depend on various factors, many of which are beyond our control, and the unavailable components could have a significant impact on our future financial results.

Funds From Operations and FFO Related to CRE and Corporate
Funds from operations (“FFO”) is a widely used supplemental non-GAAP financial measure of REITs' operating performance. FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”) and is calculated as follows: net income (loss) available to A&B common shareholders (calculated in accordance with GAAP), excluding (1) depreciation and amortization related to real estate, (2) gains and losses from the sale of certain real estate assets and selling profit or loss recognized on sales-type leases, (3) gains and losses from change in control, (4) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and (5) income (loss) from discontinued operations related to legacy business operations.
FFO serves as a supplemental measure to net income calculated in accordance with GAAP and management believes is useful for comparing the Company’s performance and operations to those of other REITs because it excludes items included in net income that do not relate to or are not indicative of its operating and financial performance, such as depreciation and amortization related to real estate, which assumes that the value of real estate assets diminishes predictably over time instead of fluctuating with market conditions, and items that can make periodic or peer analysis more difficult, such as gains and losses from the sale of CRE properties, impairment losses related to CRE properties, and income (loss) from discontinued operations. Management believes that FFO more accurately provides an investor an indication of the Company’s ability to incur and service debt, make capital expenditures and fund other needs.
FFO related to CRE and Corporate is a supplemental non-GAAP measure that refines FFO to reflect the operating performance of the Company's commercial real estate business. FFO related to CRE and Corporate is calculated by adjusting FFO to exclude the operating performance of the Company’s Land Operations segment. The Company also provides a reconciliation from CRE Operating Profit to FFO related to CRE and Corporate by including corporate, interest, and income tax expenses attributable to its commercial real estate business, and by excluding gains or losses on and depreciation and amortization of CRE properties, as well as distributions to participating securities. Management believes that FFO related to CRE and Corporate provides an additional measure to compare the Company’s performance by excluding legacy items from the Land Operations segment.

FFO and FFO related to CRE and Corporate do not represent alternatives to net income calculated in accordance with GAAP and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. In addition, FFO and FFO related to CRE and Corporate do not represent and should not be considered alternatives to cash generated from operating activities determined in accordance with GAAP, nor should they be used as measures of the Company’s liquidity, or cash available to fund the Company’s needs or pay distributions. FFO and FFO related to CRE and Corporate should be considered only as supplements to net income as a measure of the Company’s performance.

The Company reconciles FFO and FFO related to CRE and Corporate to the most directly-comparable GAAP measure, Net Income (Loss) available to A&B common shareholders. The Company's FFO and FFO related to CRE and Corporate may not be comparable to such metrics reported by other REITs due to possible differences in the interpretation of the current Nareit definition used by such REITs.

Reconciliations of net income (loss) available to A&B common shareholders to FFO are as follows (amounts in thousands):

	Three Months Ended September 30,
	2025	2024
Net Income (Loss) available to A&B common shareholders	$14,337	$18,998
Depreciation and amortization of commercial real estate properties	9,589	8,932
(Gain) loss on commercial real estate transactions[1]	(2,556)	—
(Income) loss from discontinued operations, net of income taxes	39	300
FFO	$21,409	$28,230
1Includes selling profits from sales-type leases.

Reconciliations of net income (loss) available to A&B common shareholders to FFO related to CRE and Corporate, and CRE operating profit to FFO related to CRE and Corporate, are as follows (amounts in thousands):

	Three Months Ended September 30,
	2025	2024
Net Income (Loss) available to A&B common shareholders	$14,337	$18,998
Depreciation and amortization of commercial real estate properties	9,589	8,932
(Gain) loss on commercial real estate transactions[1]	(2,556)	—
(Income) loss from discontinued operations, net of income taxes	39	300
Land Operations operating (profit) loss	298	(7,881)
FFO related to CRE and Corporate	$21,707	$20,349
1Includes selling profits from sales-type leases.

	Three Months Ended September 30,
	2025	2024
CRE Operating Profit	$22,719	$22,829
Corporate and other expense	(4,567)	(5,651)
CRE properties depreciation and amortization	9,589	8,932
Interest expense	(5,959)	(5,680)
Income tax benefit (expense)	(75)	(75)
Distributions to participating securities	—	(6)
FFO related to CRE and Corporate	$21,707	$20,349

Reconciliations of net income (loss) available to A&B common shareholders per diluted share, to the forward-looking range of FFO per diluted share, are as follows:

Reconciliations of Net Income available to A&B common shareholders to FFO and FFO related to CRE and Corporate

	Nine Months Ended September 30, 2025	Full-Year 2025 Guidance - Current[1]		Full-Year 2025 Guidance - Prior
		Low	High	Low	High

Net Income (Loss) available to A&B common shareholders per diluted share	$0.84	$0.95	$1.00	$0.91	$0.96
Depreciation and amortization of commercial real estate properties	0.39	0.50	0.50	0.50	0.50
(Gain) loss on commercial real estate transactions	(0.09)	(0.09)	(0.09)	(0.06)	(0.06)
FFO per diluted share	$1.14	$1.36	$1.41	$1.35	$1.40
Less: Land Operations Operating Profit per diluted share[2]	0.26	0.23	0.24	0.23	0.24
FFO per diluted share related to CRE and Corporate	$0.88	$1.13	$1.17	$1.12	$1.16

[1] The Full-Year 2025 Guidance - Current is as of the date of this earnings release and assumes that diluted shares equal the latest year-to-date ending amount.
[2] Land Operations operating profit (loss) divided by diluted shares is equal to FFO per diluted share related to Land Operations as there are no reconciling items between Land Operations operating profit (loss) and FFO for the Land Operations segment.

Net Debt
Net Debt is calculated by adjusting the Company's total debt to its notional amount (by excluding unamortized premium, discount and capitalized loan fees) and by subtracting cash and cash equivalents recorded in the Company's consolidated balance sheets.

A reconciliation of the Company's Net Debt is as follows.

	September 30,	December 31,
(amounts in thousands; unaudited)	2025	2024
Debt
Secured debt	$54,322	$54,714
Unsecured term debt	237,909	270,123
Unsecured revolving credit facility	183,000	150,000
Total debt	475,231	474,837
Net unamortized deferred financing cost / discount (premium)	296	347
Cash and cash equivalents	(17,294)	(33,436)
Net debt	$458,233	$441,748

EBITDA and Adjusted EBITDA

The Company may report various forms of EBITDA (e.g. Consolidated EBITDA, Consolidated Adjusted EBITDA, Land Operations EBITDA, and Land Operations Adjusted EBITDA) as non-GAAP measures used by the Company in evaluating the segments' and Company's operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the segments' and Company’s ongoing operations.

The Company also adjusts Consolidated EBITDA or Land Operations EBITDA to arrive at Consolidated Adjusted EBITDA or Land Operations Adjusted EBITDA for items identified as non-recurring, infrequent or unusual that are not expected to recur in the segment’s normal operations (or in the Company’s core business).

As an illustrative example, the Company identified non-cash impairment as a non-recurring, infrequent or unusual item that is not expected to recur in the consolidated or segment’s normal operations. By excluding these items from Consolidated EBITDA to arrive at Consolidated Adjusted EBITDA, the Company believes it provides meaningful supplemental information about its operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliations of the Company's consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA are as follows:

	TTM September 30,	TTM December 31,
(amounts in thousands, unaudited)	2025	2024
Net Income (Loss)	$73,341	$60,537
Adjustments:
Depreciation and amortization	38,245	36,312
Interest expense	23,667	23,169
Income tax expense (benefit)	(24)	174
Consolidated EBITDA	135,229	120,192
Impairment of assets and equity method investment	662	256
(Gain) loss on commercial real estate transactions[1]	(6,659)	—
(Gain) loss on fair value adjustments related to interest rate swaps	—	(3,675)
Non-recurring financing-related charges	—	2,350
(Income) loss from discontinued operations, net of income taxes and excluding depreciation, amortization and interest expense	208	3,466
Consolidated Adjusted EBITDA	$129,440	$122,589

Discrete items impacting the respective periods - income/(loss):
Gain (loss) on disposal of assets and settlements, net	$11,763	$2,148

[1]Includes selling profits from sales-type leases.

FORWARD-LOOKING STATEMENTS
Statements in this release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, and the risk factors discussed in Part I, Item 1A of the Company's most recent Form 10-K under the heading "Risk Factors", Form 10-Q, and other filings with the Securities and Exchange Commission. The information in this release should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.